UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2020

Avantor, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Radnor Corporate Center, Building One, Suite 200
100 Matsonford Road
Radnor, Pennsylvania 19087
(Address of principal executive offices, including zip code)
(610) 386-1700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
6.250% Series A Mandatory Convertible Preferred Stock, $0.01 par value	AVTR PRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On April 22, 2020 the Company’s board of directors (the “Board”), upon the recommendation of its Nominating and Governance Committee, appointed Michael Severino as a Class II director with an initial term expiring at the Company’s 2021 Annual Meeting of Stockholders. The appointment of Dr. Severino as an independent director fills a vacant board seat.
Dr. Severino, age 54, is the Vice Chairman and President of AbbVie Inc., a research-driven biopharmaceutical company which produces innovative medicines targeting life-threatening illnesses and chronic conditions, a position he has held since 2018. From 2014 to 2018, Dr. Severino served as AbbVie’s Executive Vice President, Research & Development, and its Chief Scientific Officer. Prior to 2014, Dr. Severino spent 10 years at Amgen, Inc., a global biopharmaceutical company, serving in a variety of leadership positions, including Senior Vice President Global Development, and Chief Medical Officer. Dr. Severino serves on the board of directors for the Field Museum in Chicago, Illinois. Dr. Severino holds a B.S. in biochemistry from the University of Maryland, a M.D. from Johns Hopkins University and completed his residency and fellowship training at the Massachusetts General Hospital and Harvard Medical School.
The Board has determined that Dr. Severino meets the applicable independence standards of the New York Stock Exchange corporate governance listing standards.
There are no arrangements or understandings with any other persons pursuant to which Dr. Severino was selected as a director of the Company and Dr. Severino does not have a direct or indirect material interest in any, or any currently proposed, transaction in which the Company is a participant that requires disclosure under Item 404(a) of Regulation S-K.
Dr. Severino is eligible to receive the standard compensation applicable to non-employee directors: (1) an annual cash retainer of $75,000 (prorated based on his service during the 2020 fiscal year) and (2) a grant of a number of restricted stock units equal to $200,000, divided by the market value of Company common stock on the date of his appointment (prorated based his service during the 2020 fiscal year). The restricted stock units are scheduled to vest in full one year from the grant date, subject to Dr. Severino’s continued service as a director through that date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avantor, Inc.

Date: April 22, 2020	By:	/s/ Justin Miller
		Name:	Justin Miller
		Title:	Executive Vice President, General Counsel and Secretary (Duly Authorized Officer)